MEDIA PRODUCTION AND PLACEMENT SERVICES AGREEMENT

This Media Production and Placement Services Agreement (the
"Agreement") is entered into on the date indicated on the signature page (the "Effective Date"), by and between NewsUSA Inc., ("NUSA") and Iron Eagle Group, Inc., (the "Company"), located at 61 West 62nd Street, New York, NY 10023. News USA and the Company are referred to collectively herein as the "Parties").

Whereas, NUSA produces and distributes nationally print and radio features for its clients; and

Whereas, NUSA wishes to accept the Company as a client; and

Whereas, the Company desires to further develop and promote its general business, technologies, and/or products and services in order to enhance overall brand awareness, stimulate new business, and build long-term value for its shareholders; and

Whereas, the Company desires to utilize NUSA's services to act as production and placement agency for Company's print and broadcast media campaign.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the Parties agree as follows:

1.  Media Credit

NUSA hereby provides the Company with available dollar value of national media exposure as set forth herein (the "Media Credit"), which Media Credit shall be reduced by the "Media Value" of features placed, as further defined in Section 3(c), below, of placements of print and radio features obtained by NUSA on behalf of Company. The value of the Media Credit shall be equivalent to Five Hundred Thousand Dollars ($500,000.00 U.S.) in Media Value.

2.  Media Campaign

a) Consultation. NUSA shall consult with Company regarding the content of the Media Campaign, NUSA shall develop, write, edit and deliver proofs of any and all print media and any and all radio scripts (collectively referred to herein as the "Copy," and all placements throughout the term of the Agreement referred to as the "Media Campaign") to the Company for inspection and approval. No print or radio feature shall be distributed without Company's prior written approval. NUSA shall not be liable for the Company's failure to review and approve Copy on a timely basis, or for any actions or inactions of the Company. Parties agree that the initiation of the Media Campaign shall commence at the sole discretion of the Company and shall terminate upon the earlier to occur of the Media Credit being redeemed in its entirety, or five (5) years from the date of this Agreement.



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b) Content.

(i) Print Features. Each Print Feature shall consist of a news story that features the Company's name, products and/or service, contact information, web address and such other information as the Company may approve.

(ii) Radio Features. Each Radio Feature shall consist of two, 30-second nationally syndicated radio scripts under one heading. Each Radio Feature will be specifically about the Company and written and read by radio media professionals.

(iii) Internet Features & Social Media.

(iv) Capped: Each i) Print, ii) Radio, and iii) Internet and Social Media release shall be capped at a total of $25,000 of media credits per approved released story.

c) Distribution.

(i) All print media approved by Company for distribution pursuant to
Section 2(a) hereof shall be distributed on computer disks, by direct electronic feed, in a hard copy camera-ready format and/or over the Internet to over Ten Thousand (10,000) daily and weekly newspapers, news and wire services, which may publish the features, formatted as either scripts and/or audio recordings, shall be sent directly, and/or indirectly via radio networks, to over six thousand (6,000) radio stations in the United States.

3.  NUSA Performance

a) Redemption of Media Credit. Upon Company's request, further pursuant to the guidelines detailed herein, NUSA shall submit for Company review and approval Copy for the first print or radio feature within five business days of such request.

b)  Production/Distribution/Publication.   During the Redemption Period
NUSA shall produce, distribute and gain placement/publication of nationally syndicated newspaper features and/or nationally syndicated radio features (final recordings to be provided to Company upon completion by NUSA) on behalf of Company. Each published feature shall be ascribed a Media Value, and the Media Value of all respective features shall be applied against and reduce the Media Credit. The entire value of the Media Credit shall be utilized within five (5) years from the date of this Agreement.

c) Media Value. For purposes of this Agreement, the Media Value of each aired radio feature and each published newspaper feature shall be equivalent to each respective radio station's or newspaper's official add rate pricing policies, measured by length in column inches of each complete story for print placements and in total seconds of each radio feature for radio placements.



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d) Reduction of Media Credit.  The Media Value of all published news features and all broadcasted radio features shall reduce the Media Credit, notwithstanding any Company error in Copy approval or any subsequent editing by newspapers, radio broadcasters, or any other third parties.

e) Reports. NUSA shall deliver weekly reports to the Company beginning ten (10) weeks from the distribution date of each print and radio feature, and continuing for a period of one (1) year. Reports shall include Medial Value, estimated listener and readership information, and actual newspaper clippings of all reported published print features.

f) Failure by the Company to use all Media Credit. In the event that the available Media Credit is not met by the end of the Term, that shall not constitute a breach of this Agreement by NUSA.

4.  Company Performance

a) Consultation and Cooperation. The Company shall consult with NUSA pursuant to Section 2(a) herein and use its best reasonable efforts to provide NUSA with information necessary to write Copy for the Campaign and to ensure the Company's review of same.

b) Timeliness. The Company shall make a good faith effort to approve or submit corrections to all Copy within seventy-two (72) hours of receipt thereof. Failure of Company to approve or return corrected Copy within one (1) week of receipt by Company shall constitute a material breach of this agreement.

c) Investor Relations. Company agrees to implement an investor relations plan and campaign reasonably acceptable to NUSA.

5  NUSA Compensation & Issuance of Shares

a) Grant of Common Stock Shares. In partial consideration of NUSA's commitment of the Media Credit, the Company shall transfer to NUSA, within five business days of the Effective Date One Hundred Twenty0Five Thousand Dollars ($125,000.00) payable in restricted shares of Company's common stock ("Compensation Shares"), which are hereby valued at the thirty-day weighted average price as of the Effective Date. NUSA's performance hereunder is contingent upon Company's timely transfer of Compensation Shares.

b) The Company shall not be charged for the first media release. For every release after the first media release, $25,000 of media credit utilized by Company, Company shall debit the guaranteed media credit by $22,500, and pay the remaining $2,500 in cash. For the first ninety days starting upon the first media release, payment terms shall be net sixty days. Commencing on the ninety day anniversary of the first media release, payment shall be net forty five days. All monies due NUSA.



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c)  No Refund and Agreement Not Cancelable.  All consideration given
NUSA under this Agreement is non-refundable after the Agreement has been signed. As the execution of this Agreement triggers the reallocation of NUSA's staff and resources, if Company defaults under this Agreement there is no obligation of NUSA to return any portion of the common stock shares Company obligated itself to transfer to NUSA under this Agreement, and there shall be no waiver of any past or future Execution Fees.

6.  Default

Any failure of the Company to (i) transfer Stock as required by Section 5, herein; (ii) timely review and approve Copy supplied by NUSA for review; or (iii) act in good faith to effectuate the terms of this Agreement, shall constitute a default. Upon Company's default, all amounts due NUSA hereunder shall be due and payable, and NUSA may in its sole discretion immediately suspend performance and terminate this Agreement. If Company defaults under this Agreement there is no obligation of NUSA to return any portion of the common stock shares Company obligated itself to transfer to NUSA under this Agreement, and there shall be no waiver of any past or future Execution Fees.

7.  Non-disclosure of Confidential Information

For the purposes of this Agreement, the phrase "Confidential Information" means all information of any nature previously, presently, or subsequently disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party"), relating to the Disclosing Party's business, including, but not limited to, the terms of this Agreement, information concerning any entities and/or interested parties and any analyses, compilations, studies other documents which contain or otherwise reflect or are generated from such information, all information relating to business, financial, customer and product development plans, forecasts, lists, methods, strategies, compilations and other information, inventions and ideas, including without limitation, ideas, know how, inventions (whether patentable or not), schematics and other technical information. However, Confidential Information does not include any information that is generally known in the Receiving Party's industry at the time of the signing of this Agreement, any information that the Receiving Party rightfully had in its possession prior to the disclosure of such information to the Receiving Party by the Disclosing Party, or any information disclosed after the termination of this agreement. The Disclosing Party Shall:
Keep all Confidential Information secret and confidential; Not use any Confidential Information for the sole purpose of effectuating the mutual transaction(s) contemplated hereby; Not disclose Confidential Information to any third party whatsoever except as necessary to effectuate the terms of this Agreement.

8,  Indemnification

Company shall indemnify and hold harmless NUSA its agents, employees, legal representatives, heirs, executors or assigns from and against any and all losses, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively

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"Actions") (Liabilities and Actions are herein collectively referred to as "Losses"). Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Company's obligation to reimburse any of NUSA Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

9.  Choice of Law/Arbitration

This Agreement shall be governed by and construed in accordance with laws and judicial decisions of the State of new York, without regard to its principles of conflicts of laws. The resolution of all disputes, actions or proceedings arising out of this Agreement shall be determined solely and exclusively by arbitration, by a single arbitrator, under the rules of the American Arbitration Association as then in effect. The place of arbitration shall be Alexandria, Virginia. Any decision rendered by the Arbitrator shall be final and binding, and any judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction.

10.  Public Announcements

The Parties will jointly agree to the form of a public announcement of this Agreement and the proposed services. Neither party will, without the other's prior written consent and approval, issue any press release and/or other public announcement relating to the terms and conditions set forth in (or the existence of) this agreement or any additional press releases mentioning NUSA or an employee thereof, except for such disclosure to the public or to governmental agencies as its counsel shall deem necessary to comply with any and all applicable laws, rules or regulations. Company explicitly acknowledges and agrees that no public announcement of any kind may be made until Compensation Shares are issued pursuant to Section 5, above.

11.  Term

The terms of this Agreement shall be effective as of the Effective Date, and continue for three (3) years. The terms, conditions, and obligations of Sections 8,9, and 10 hereof shall survive the termination of this Agreement.

12.  Complete Agreement

This Agreement constitutes and contains the entire agreement and understanding concerning the media production and placement services as between NUSA and Company and supersedes and replaces all prior negotiations and all prior agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof.



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13.  Attorneys' Fees

The Parties agree that if either of the Parties to the Agreement files a lawsuit to enforce this Agreement, the prevailing party's reasonable attorneys' fees and costs shall be paid by the other party.

14.  Construction

The terms and conditions of this Agreement are contractual and not mere recitals. This Agreement shall not be construed against the Party preparing it, but shall be construed as if all Parties prepared it.

15.  Warrants and Acknowledgements

The Parties warrant that no promise or inducement has been offered except as herein set forth; that this Agreement is executed without reliance upon any statement or representation by anyone, except as herein set forth.

In Witness Whereof, the parties hereto have executed this Agreement on March 1, 2011:

NewsUSA Inc.:                            Iron Eagle Group, Inc.

/s/R.D. Smith                            /s/Jason Shapiro
-----------------------                  ------------------------
Signature                                Signature
Richard Smith                            Jason Shapiro
President                                Chief Financial Officer